UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 20, 2005

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 20, 2005, the Compensation Committee of the Board of Directors of Janus Capital Group Inc. (the “Company”) approved the Janus Capital Group Inc. Mutual Fund Share Investment Plan (the “Mutual Fund Plan”) for certain of the Company’s and its subsidiaries’ executive officers and key employees to align the interests of the participants with the interests of the Company’s mutual fund shareholders. The Mutual Fund Plan is designed to grant eligible employees long-term incentive awards in the form of deferred cash compensation that is credited with income, gains and losses based on the performance of the Janus mutual fund investments selected by the participant from a list of Janus Funds designated by the Company. Generally, awards under the Mutual Fund Plan will be subject to a time-based vesting schedule with potential acceleration based on changes to the Company’s earnings per share. Awards will generally be distributed to participants upon vesting of the award.

The Company intends to reserve certain assets for its obligations under the Mutual Fund Plan, however the Mutual Fund Plan will be unfunded and unsecured and will be subject to the claims of creditors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: January 25, 2005	By:	/s/ Loren M. Starr
Loren M. Starr
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document

10.1	Janus Capital Group Inc. Mutual Fund Share Investment Plan
10.2	Form of Notice of Grant of Mutual Fund Share Award